    As filed with the Securities and Exchange Commission on November 15, 2007
Registration No. 333-147199

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

C.E. ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

Nevada	3652	98-0528416
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

601 Union Street
Two Union Square, 42nd Floor
Seattle, Washington 98101
Tel: (206) 652-3382
(Address and telephone number of Registrant's principal executive offices)
The Nevada Agency and Trust Company
50 West Liberty Street
Suite 850
Reno, Nevada 89501
Tel: (775) 322-0626
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share(¹)	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.001 per share	760,000	$0.05	$38,000	$3.50
Total	760,000	$0.05	$38,000	$3.50

(¹) The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(²) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Preliminary Prospectus Subject to Completion Dated November 15, 2007

C.E. Entertainment, Inc.

A MAXIMUM OF 760,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.05 PER SHARE

The selling stockholders named in this prospectus are offering for resale 760,000 shares of our common stock. The selling stockholders have advised us that they will sell the shares of common stock from time to time after this prospectus is declared effective and they have set an offering price for these securities of $0.05 per share of common stock offered through this prospectus until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______, __, 2007

 The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 6. All references to "we," "us," "our," "Company," or similar terms used in this prospectus refer to C.E. Entertainment, Inc.

Corporate Background

We were incorporated on January 30, 2007. We are a development stage company, and have not generated any revenue to date. We plan to establish our Company as an online music seller specializing in Ukrainian classical and folk music. We are focused on the production, marketing, and sale of Ukrainian classical and folk music, both on traditional music media (i.e., CDs) and electronically (i.e., downloadable individual tracks), all via the internet. We intend to earn revenue from several sources, including from direct sales of CDs, from sales of downloadable individual tracks, and from the payment of royalties by radio stations.

Our offices are currently located at 601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101. Our telephone number is (206) 652-3382. We have an information only website at www.ce-entertainmentinc.com. We plan to outsource the development of the e-commerce website to an offshore vendor to keep costs down. Our fiscal year end is July 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

The Issuer	C.E. Entertainment, Inc.

Number of shares outstanding before the offering	2,060,000

Shares of common stock being offered by the selling stockholders	760,000 Shares

Number of shares outstanding after the offering if all the shares are sold	2,060,000

Offering price	$0.05 per share of common stock

Market for the common shares
There is no public market for our common shares. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of Proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock

Summary Financial Data

The following summary financial information for the period from January 30, 2007 (date of inception) through July 31, 2007 includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

For the Period
From Inception
(January 30,
2007) Through
July 31, 2007
(Audited)
Statement of Operations:
Total revenues	$-
Total operating expenses	$16,176
(Loss) from Operations	$(16,176)
Net (loss)	$(16,176)
(Loss) per common share	$(0.01)
Weighted average number of common shares outstanding - Basic and diluted	1,935,410

As of
July 31, 2007
(Audited)
Balance Sheet:
Cash in bank	$46,824
Total current assets	$48,574
Total assets	$48,574
Total current liabilities	$13,750
Total liabilities	$13,750
Total stockholders' equity	$34,824
Total liabilities and stockholders' equity	$48,574

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Business

1.	We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has incurred a net loss of $(16,176) for the period from January 30, 2007 (date of inception) through July 31, 2007. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements included herein regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

2.	We are a development stage company and may never be able to execute our business plan.

We were incorporated on January 30, 2007. We currently have no customers or revenues and our e-commerce website is in development. We may not be able to execute our business plan unless and until we are successful in raising funds. We anticipate that we will require a minimum of approximately $50,000 to remain operational during the next twelve months. Due to our present financial situation, however, such financing may not be forthcoming. Even if financing is available, it may not be available on terms we find favorable. As a result, we may not be able to obtain the necessary funding. Failure to secure the needed financing will have a very serious effect on our Company's ability to survive. At this time, there are no anticipated additional sources of funds in place.

3.	Our business model may be unsuccessful.

Our business model is new and unproven and may never be successful. The success of our business model depends on our ability to obtain the marketing rights to the musical works of orchestras and musicians, on our ability to generate revenue from the sale of music CDs and downloadable tracks to our customers, and on our ability to realize new revenue streams through the development of complementary products and services. Our ability to develop our online internet music store, and to successfully market and sell products is unproven, and the lack of an operating history makes it difficult to validate our business model. If, for example, we are unable to obtain the marketing rights to Ukrainian music, or if our advertising campaign proves ineffective, the Company and our operations will be at substantial risk. In addition, we may be forced to alter our business model in the future to adapt to changes in our industry and our markets.

4.	We have no operating history and have maintained losses since inception, which we expect to continue in the future.

We incurred a net loss of $(16,176) for the period from January 30, 2007 (date of inception) through July 31, 2007. We expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the continuing development of our e-commerce website, with obtaining marketing rights, and with the marketing and sale of our online music products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

5.	Our executive officers and Directors have significant voting power and may take actions that may be different than actions sought by our other stockholders.

Our officers and Directors own approximately 63.1% of the outstanding shares of our common stock. These stockholders are able to exercise significant influence over all matters requiring stockholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

6.	Since our officers and Directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and Directors allocate only a portion of their time to the planning and operation of our business. Since our officers and Directors are currently employed full time elsewhere, they are able to commit to us only up to 4 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow down in operations.

7.	We need to retain key personnel to support our products and ongoing operations.

The development and marketing of our products and services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other key employees and contractors who have critical technological knowledge, industry experience, and relationships upon which we rely to implement our business plan. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to develop, market, and sell our products and services, which could adversely affect our financial results and impair our growth.

8.	Our officers and Directors are located outside of the United States.

Since our officers and Directors are located in Canada and the Ukraine, any attempts to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

Risks Relating to Our Strategy and Industry

9.	Internet based products and services are subject to rapid technological change.

Our business is in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement. To compete successfully in the internet e-commerce market, we must continue to design, develop, and sell new and enhanced products and services that provide increasingly higher levels of performance and reliability at lower cost. These new and enhanced products and services must take advantage of technological advancements and changes, and respond to new customer requirements. Our success in designing, developing, and selling such products and services will depend on a variety of factors, including:

•	Identifying and responding to customer demands for new products and services;

•	Keeping abreast of technological changes;

•	Timely developing and implementing new product offerings and features;

•	Maintaining performance quality;

•	Providing cost-effective service and support; and

•	Promoting our products and expanding our market share.

If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced products and services in a timely manner, if such new or enhanced products and services do not achieve sufficient market acceptance, or if such new or enhanced product or service introductions decrease demand for our existing products and services, our operating results would decline and our business would not grow.

10.	Seasonality of music sales.

The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors that are outside the Company's control, including the seasonality of recorded music sales and economic conditions specific to the music industry. The Company expects that it will experience seasonality in its business, reflecting a combination of seasonal fluctuations in internet usage and traditional retail seasonality patterns affecting sales of recorded music. Sales in the traditional retail music industry are significantly higher in the fourth calendar quarter of each year (due to the December holiday season) than in the preceding three quarters. This means that the Company’s results may suffer in future non-holiday retail periods, which may affect our share price as well as adversely affect our business results.

11.	If we are unable to attract and retain the interest of orchestras and musicians to sell their works through us and of customers to purchase our products, we will not be successful.

We will rely significantly on our ability to attract and retain the interest of our musician clients looking to sell their works, as well as the interest of our customers looking to purchase music. We will compete for musician clients with other music producers and sellers, including the major record companies, which produce and distribute classical and folk music. We will also compete for customers with music retailers, both traditional brick and mortar companies as well as other e-commerce companies. We will need to continually evaluate and build our musician network to keep pace with their needs and to remain competitive in our business. We may be unable to identify or obtain the participation of a sufficient number of qualified musicians to satisfy the needs of our customers, which may decrease the potential for the growth of our business. We cannot assure that we will be successful in signing up musicians or in selling to customers. The cost of attracting musicians and customers to utilize our products and services may be higher than we anticipate, and, as a result, our profitability could be minimal. Similarly, if we are unable to attract and retain the interest of qualified musicians, our ability to offer quality musical content to customers may decline and, as a result, customers may purchase fewer music CDs and downloadable tracks, which may result in a loss of musician clients.

12.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of musician clients and/or customers than we have. As a result, these competitors have greater name credibility with our potential musician clients and customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

13.	Our success depends on independent contractors to develop our services.

We intend to rely on third party independent contractors for software development, database design, website interface, web hosting, and for other development functions. These third party developers may not dedicate sufficient resources or give sufficient priority to developing our required resources. There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting qualified software development contractors, and we can provide investors with no assurance that our e-commerce website and associated databases and administrative software will be developed according to the specifications that we require. If we are unsuccessful in addressing these risks, our business will most likely fail.

14.	Our success depends on third party distribution channels.

We intend to sell our products ourselves and through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our products through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our products may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our products. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

15.	We rely on the technology and services of third parties.

We intend to license third party technology, including applications that will be integrated into our platform and used to provide our products and services to our customers. As our platform evolves, we may need to license additional or alternative technology from third parties. These third party technology licenses may not be available or continue to be available to us on commercially reasonable terms, or at all, and we may not be able to obtain licenses for other existing and future technologies that we desire to integrate into our platform and products. If we cannot maintain existing third party technology licenses or enter into licenses for other existing and future technologies needed for our platform and our products, we would be required to delay the delivery of our products and services to our customers while we seek licenses with alternative third parties, or develop the necessary technology internally. A delay in providing our customers with our products and services would harm our business.

16.	Future regulation of the internet and/or of use of the internet could restrict our business, prevent us from offering our products and services, or increase our cost of doing business.

At present there are few laws, regulations or rulings that specifically address access to or commerce on the internet. We are unable to predict the impact, if any, that future legislation, legal decisions, or regulations concerning the internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet communications, restricting content, imposing tariffs, or regulations based on encryption concerns or the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The increasing growth of the internet heightens the risk that governments or other legislative bodies will seek to regulate internet services, which could have a material adverse effect on our business, financial condition, and operating results.

17.	We may lose musicians and customers if we experience system failures that significantly disrupt the availability and quality of the products and services that we provide.

Our ability to provide our products and support services will depend on our ability to avoid and mitigate any interruptions in service or loss of data that we may face. Interruptions in service or performance problems, for whatever reason, including interruptions resulting from of our systems and data centers being vulnerable to natural disasters and other unexpected problems may hinder our ability to respond to customer needs and cause us to lose musician clients and prospective customers or make it more difficult to attract new ones.

18.	We face exposure to copyright claims.

Even though we are not the creator of the musical works we will be selling, we may face exposure if any of the musicians whose works we sell are deemed to have unlawfully copied the works of another musician or record label. As a result, we may be enjoined from selling certain products and we may have to redirect resources to defend ourselves from any such claim, which could have a material adverse effect on our business, financial condition, and operating results.

19.	If a third party asserts that we infringe upon its proprietary rights, we could be required to redesign our software, pay significant royalties, or enter into license agreements.

Although presently we are not aware of any such claims, a third party may assert that our technology or third party technologies that we license violate its intellectual property rights. As the number of software products in our markets increases and the functionality of these software products further overlap, we believe that infringement claims may become more common. Any claims against us, regardless of their merit, could:

•	Be expensive and time consuming to defend;

•	Result in negative publicity;

•	Force us to stop selling our products that rely on the challenged intellectual property;

•	Require us to redesign our software products;

•	Divert management’s attention and our other resources; and/or

•	Require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

In addition, we believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus decrease our revenues and result in possible losses to our business.

20.	Protecting the copyrighted material contained in our musical offerings is critical to our success and we could be liable for substantial damages if there is unauthorized duplication of this music.

Musicians and other providers of musical content must have confidence in our digital rights management system and our ability to deliver music securely over the Internet for our business to grow and to succeed. We intend that our musical offerings will use software that is designed to protect creator rights to the music by limiting an end user's ability to make unauthorized copies of music files. If end users circumvent these protections, they could make unauthorized copies that infringe the rights of copyright holders. If significant infringement occurs, our reputation and competitive position will be adversely affected. Moreover, any failure to prevent infringement could subject us to litigation, which would be time-consuming, costly, and divert significant managerial and financial resources.

Risks Relating to this Offering

21.	There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We intend to apply for trading of our common stock on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

22.	The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

23.	Future sales by our stockholders could cause the stock price to decline.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

24.	State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

25.	NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

26.	Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 6, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 25, the Management's Discussion and Analysis or Plan of Operation section beginning on page 41 , and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares was determined arbitrarily at $0.05 per share. We believe that this price reflects an appropriate price that a potential investor would be willing to invest in our Company at this initial stage of our development.

The price we determined arbitrarily bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

 SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 760,000 shares of common stock offered through this prospectus. The selling stockholders are non U.S. persons who acquired the 760,000 shares of common stock offered through this prospectus from us in a series of private placement transactions pursuant to Regulation S, thus exempting these private placements from the registration requirements of the United States Securities Act of 1933.

The following table provides as of October 31, 2007, information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.	The number of shares beneficially owned by each prior to this offering;

2.	The total number of shares that are to be offered by each;

3.	The total number of shares that will be beneficially owned by each upon completion of the offering; and

4.	The percentage owned by each upon completion of the offering.

	Beneficial Ownership Before Offering(¹)		Number of	Beneficial Ownership After Offering(¹)
Name of Selling Stockholder(¹)	Number of Shares	Percent(²)	Shares Being Offered	Number of Shares	Percent(²)
SYNYACHENKO, SERHIY OLEKSANDROVICH	20,000	*	20,000	0	0
BONDARENKO, OLHA MICHAYLIVNA	20,000	*	20,000	0	0
DUDARENKO, VOLODIMIR VALENTINOVICH	20,000	*	20,000	0	0
MELNYK, SOLOMIIA TARASIVNA	20,000	*	20,000	0	0
DROMASHKO, NATALIYA MIKOLAYIVNA	20,000	*	20,000	0	0

ZAYCHENKO, VLAOYSLAV VICTOROVICH	20,000	*	20,000	0	0
STARKOVA, TAMARA ANDRIYIVNA	20,000	*	20,000	0	0
MARTINENKO, OLEKSANDR MIKOLAYOVICH	20,000	*	20,000	0	0
HRUSHA, YURIY VICTOROVYCH	20,000	*	20,000	0	0
BABIY, TETYANA MIKOLAYIVNA	20,000	*	20,000	0	0
HERASIMENKO, OLEKSANDR VASILOVICH	20,000	*	20,000	0	0
KIRICHOK, OLEKSANDR VASILIOVICH	20,000	*	20,000	0	0
HODUN, IVANNA IVANIVNA	20,000	*	20,000	0	0
HERASIMENKO, VICTORIA HRIHORIVNA	20,000	*	20,000	0	0
RACHIBA, ZINAYIDA VOLODIMIRIVNA	20,000	*	20,000	0	0
SMOVZH, NATALIIA VOLODIMIRIVNA	20,000	*	20,000	0	0
IVANENKO, SERHIY HIRHOROVICH	20,000	*	20,000	0	0
BABICH, HALYNA HAVRILIVNA	20,000	*	20,000	0	0
ELSHINA, LUDMILA BORISIVNA	20,000	*	20,000	0	0
HRUSHA, LUDMILA VALERIVNA	20,000	*	20,000	0	0
MALASHENKO, SERHIY VALERIYOVICH	20,000	*	20,000	0	0
DEMTSHURA, IHOR ANATOLIOVICH	20,000	*	20,000	0	0
MALASHENKO, LUDMILA VASILIVNA	20,000	*	20,000	0	0
ELSHYN, OLEKSANDR BORISOVICH	20,000	*	20,000	0	0
BABICH, ARTEM VALERIOVICH	20,000	*	20,000	0	0

ZAYCHENKO, LUBOV SEMENIVNA	20,000	*	20,000	0	0
POSTOLOV, IHOR IHOROVYCH	20,000	*	20,000	0	0
HODUN, VOLODIMIR IVANOVICH	20,000	*	20,000	0	0
VOLOSHCHUK, INNA VASILIVNA	20,000	*	20,000	0	0
IVASHKO, VALENTINA VOLODIMIRIVNA	20,000	*	20,000	0	0
SHEVCHENKO, VICTORIA LEONIDIVNA	20,000	*	20,000	0	0
KIRICHOK, OLEH VASILIVICH	20,000	*	20,000	0	0
ERAKHTINA, VALERIYA ANATOLIYIVNA	20,000	*	20,000	0	0
POHRIBNYAK, ALINA MIKOLAYIVNA	20,000	*	20,000	0	0
KUZNETSOVA, OLENA VALERIEVNA	20,000	*	20,000	0	0
YASINOVSKIY, ROMAN VOLODIMIROVICH	20,000	*	20,000	0	0
ALYOSHKINA, TETYANA VITALIYVNA	20,000	*	20,000	0	0
BABICH, MAKSIM VALERIYOVICH	20,000	*	20,000	0	0
TOTAL	760,000	36.89%	760,000	NIL	NIL

Notes

*	Represents less than 1%

(¹)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(²)	Applicable percentage of ownership is based on 2,060,000 shares of common stock outstanding as of October 31, 2007.

Except as disclosed above, none of the selling stockholders:

(i)	has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years; nor

(ii)	has ever been one of our officers or Directors.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 760,000 common shares on behalf of the selling stockholders.

There is no current market for our shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holders must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	Ordinary broker transactions, which may include long or short sales,

•	Transactions involving cross or block trades on any securities or market where our common stock is trading,

•	Purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

•	In other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, or

•	Any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors hold office until the next annual general meeting of our stockholders or until their successors are elected and qualified. Our officers are appointed by our Board of Directors and hold office until the earlier of their death, retirement, resignation, or removal.

Our officers and Directors and their ages and positions are as follows:

Name	Age	Position

George Daschko	60	President and Director

Alexander Hornostai	47	Secretary, Treasurer, and Director

Mr. George Daschko

Mr. George Daschko has been our President and a Director since our incorporation in January 2007. Mr. Daschko graduated from Carleton University in 1970 with a BSc. in mathematic and physics. Since 1988, Mr. Daschko has been President and sole owner of Envirotech Pollution Controls Ltd.

Mr. Alexander Hornostai

Alexander Hornostai has been our Secretary, Treasurer, and a Director since our incorporation in January 2007. From 2000 to date, Mr. Hornostai has served as the General Managing Director of the Kiev Philharmonic Orchestra. In addition, from 2003 to 2005 he was the Musical Editor and Manager of a TV project for the 1st National Channel, a Ukrainian television broadcast that produced 45 episodes, and in 2003 and 2004 he was a Councilor for the President of the National Radio Company of the Ukraine. From 1998 to 2000 Mr. Hornostai served as Deputy General Manager and Artistic Director of the National Symphony Orchestra of Ukraine. From 1994 to 1998, Mr. Hornostai was the Manager and Executive Assistant to the General Manager and Artistic Director of the National Symphony Orchestra of Ukraine. Mr. Hornostai studied at the Kosenko Musical College and completed his studies in 1978. From 1978 until 1983, Mr. Hornostai studied at the Kiev State Conservatory.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

Potential Conflict of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

Involvement in Legal Proceedings

No Director, nominee for Director or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current Directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 2,060,000 shares of our common stock issued and outstanding as of October 31, 2007. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner(²)	Amount and Nature of Beneficial Ownership	Percentage of Class(¹)

Common Stock	Mr. Alexander Hornostai	700,000	34.0%

Common Stock	Mr. George Daschko	600,000	29.1%

All officers as a Group		1,300,000	63.1%

(¹)	Based on 2,060,000 shares of our common stock outstanding.

(²)	The address for Mr. Alexander Hornostai is 108-9B Koshytsya St., Kiev, Ukraine. The address for Mr. George Daschko is 7456 Barrymore Drive, Delta, BC, Canada.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:
●	Have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by our Board of Directors;

●	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. At the date hereof, our officers and Directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

Transfer Agent

We have appointed the following transfer agent for our shares of common stock: Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, Florida, 33701. Their telephone number is (727) 289-0100 and their fax number is (727) 289-0069. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception through July 31, 2007, included in this prospectus have been audited by Davis Accounting Group, P.C., as set forth in their report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding the common stock of C.E. Entertainment, Inc. registered on Form SB-2 is as set forth in their opinion letter included in this prospectus.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the Nevada Revised Statutes, the Company’s Bylaws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was incorporated in Nevada on January 30, 2007. We plan to develop an online music store for the sale of Ukrainian classical and folk music. We intend for our internet based Company to obtain marketing rights to the works of orchestras and musicians who play Ukrainian music. We will focus on sales and marketing efforts to earn revenue on each incremental sale of CDs and downloadable music tracks to customers, as well as royalties from radio stations playing our music. We have commenced only limited operations, primarily focused on designing and launching an "information only" website to start to build brand awareness of our planned online music store. Our website is www.ce-entertainmentinc.com.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither C.E. Entertainment, Inc., nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We do not currently have sufficient capital to operate our business, and we may require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our offices are currently located at 601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101. Our telephone number is (206) 652-3382.

Alexander Hornostai, our Secretary, Treasurer and Director, is the General Managing Director of the Kiev Philharmonic Orchestra. We have monitored the success of other symphony orchestras around the world that have published or have entered into arrangements for the publication of their music on CD collections in recent years. We believe that this is a good time to take advantage of the popularity of classical music and the distribution platform afforded by the internet.

Our business model is built around online delivery using the internet. Initially we intend for our online music store to feature performances by the Kiev Philharmonic Orchestra. We plan to negotiate an agreement with the orchestra to acquire the marketing rights for their performances. We plan to market the music directly to online customers and to radio stations that play classical music.

The Company plans to charge a fee to online customers wishing to download an individual track, and a higher fee for the sale of complete CDs of Ukrainian classical and folk music. In addition, we hope to earn royalties from radio stations that play music for which we have exclusive marketing rights. The amount of royalties will vary from country to country depending on the prevailing market rates.

The Market Opportunity

The Purpose and Function of An E-Music Website

Over the past decade, the internet has evolved into the primary resource for classical music customers. On the internet, music customers can find collections that had previously been unavailable, along with a wider selection as compared to traditional retail music stores like Tower or Virgin Records. From symphony renditions of Tchaikovsky or Mozart, to orchestra performances by obscure artists, the classical music listener can access a wide-range of musical works online. The shift towards using the internet has been so significant that some web sites, like Naxos, have become virtual libraries of information. People are using the internet to dig up information about composers, historical notes about compositions, and background details about musicians, orchestras and conductors. Web sites now feature complete collections of classical music that are cross-referenced in easy to find digital libraries. Music lovers can make their choice and download their selection, or order a CD version.

Classical Music Revival

We believe that classical music is in the midst of a global revival. According to a June 2007 news item appearing in the Christian Science Monitor (http://www.csmonitor.com/2007/0601/p13s02-almp.html), classical music was the music industry’s fastest growing genre in 2006 and shows no signs of slowing down.

A further reference in this article points to the current level of sophistication in the market for classical music on the internet:

Online retailers report that classical consumers usually prefer large audio files that eat up  hard-drive space and take longer to download to compressed files that are smaller but  sound inferior. At Magnatune, an independent online record label featuring artists such as the Philharmonia Baroque Orchestra, files come in five different formats, from CD-quality WAV files to compressed MP3s. Shannon Coulter, Magnatune's director of A&R, says the WAV format is the most popular choice. "Real classical music fans tend to be audiophiles," she notes.

In the same article, Mark Furlow, Vice President for EMI Classics was quoted as saying “…for as long as recorded sound has been in existence, the people who buy classical music like to have the best sound.”

Further evidence of the growing appeal of classical music and classical folk music can be seen in the emergence of companies like Classical Net (http://www.classical.net/music/mstrindx.html), Oxingale (http://www.oxingale.com/), and Naxos, (http://www.naxos.com/composerlist/A.htm). According to a May 2006 article in the New York Times, there is more classical music on offer now, both in concerts and on recordings, than ever before. (http://www.nytimes.com/2006/05/28/arts/music/28kozi.html?ex=1183867200&en=fb5a11cb66141f7e&ei=5070) According to this article, the Internet has become a primary resource for classical music. For example, classical music reportedly accounts for 12 percent of sales on Apple’s iTunes, which has sold a billion tracks in its first three years. Both Sony-BMG and Universal have reported an increase in the number of downloaded classical music tracks, although CD sales have remained steady. This suggests that downloaders of classical music represent a new market, and not simply the same consumers switching formats.

The New York Times article further reports that symphony orchestras are benefiting from sales of downloadable music in numbers that exceed what might be expected from the sale of orchestral music on standard CD’s. The New York Philharmonic has sold 2,000 downloads of one of its Mozart concerts and over 1,000 copies of individual tracks from that concert. The Los Angeles Philharmonic has sold over 900 copies and 400 tracks from two Minimalist concert performances. These two examples indicate the market acceptance and willingness to buy digital music of individual performances. Both the New York and Los Angeles orchestras perform hundreds of times per year, thus creating an ongoing stock of music that can and is being made available for re-sale. Other symphonies around the globe are enjoying equal success.

In the United States, the American Symphony Orchestra League has over 1,800 member groups with over 350 of them deemed to be professional. They give 36,000 concerts a year, an increase of 30% from the number of concerts performed in 1994. In the 2003-2004 seasons, orchestras reported an 8 percent increase in operating revenues against a 7 percent increase in expenses, with deficits dropping to 1.1 percent from 2.7 percent of their annual budgets form the previous season. These facts and figures are referenced in the New York Times article mentioned above.

Ukrainian Music

Ukrainian classical music has earned its place in the global marketplace. We plan to solicit the musical works of accomplished Ukrainian classical musicians both within and outside of the Ukraine. This includes groups such as the Kiev Philharmonic Orchestra (http://www.kievphilharmonic.org/) with whom one of our Directors has been in direct contact regarding an agreement to promote their existing and future recordings. At the present time, this organization does not have any of their digital recordings available online.

A second orchestra, the Kiev Symphony Orchestra and Chorus, is quite popular and already has its recordings available online. In 2006, the Kiev Symphony Orchestra and Chorus toured the Far East performing in Singapore and other regional venues. As of June 2007, the Kiev Symphony Orchestra and Chorus has published 150 CDs with over 1,500 tracks of music available. Their collection of musical works includes Ukrainian classics and folk music.

In 2003, the Kiev Symphony Orchestra and Chorus gave 42 performances (http://www.kievsymphony.com/tour8.html) on a US tour that included stops in Pennsylvania, Ohio, Illinois, Kentucky, Tennessee, North Carolina, Florida, Alabama, Louisiana, Georgia, Oklahoma, Texas, Virginia, Maryland and Connecticut. This was followed by another U.S. tour in 2004.

The Kiev Symphony Orchestra and Chorus and the Kiev Philharmonic Orchestra are the two main sources of Ukrainian classical music. Based on initial discussions which we have had with both organizations, we are hopeful that we will be able to enter into agreements with both orchestras to allow us to distribute their digital recordings. We expect that such distribution arrangements will encourage other musicians to collaborate with us and sell their music on our e-Music website.

In addition, throughout the Ukraine there are diverse groups of musicians who play traditional classic music along with classical folk music. We have begun to look outside the symphony orchestra to locate other Ukrainian classical and classical folk music performers.

The bandura, a unique 24 string Ukrainian musical instrument, has developed its own following in American culture. Small groups in Sacramento, California (http://www.uhc-of-nc.org/BanduraEnsemble.html) and in Washington, D.C., i.e., the Association of American Ukrainian Professionals, (http://www.artukraine.com/kobzars/trio.html), have gained online exposure with feature news articles appearing in a cultural web site called the Arts Ukraine.com (http://www.artukraine.com/). This is an example of a Ukrainian cultural web site giving grass roots exposure to Ukrainian bandura musical performances.

Contemporary musical groups that play Ukrainian folk music include the Ukrainian Bandurist Chorus (http://www.bandura.org/recordings.htm), featuring musicians who play the bandura. This group already has 18 CDs published (http://www.bandura.org/recordings.htm). Other groups that we will be approaching to encourage them to sell their music with us include the Kyiv State Orchestra of Ukrainian Folk Instruments (http://home.att.net/~bandura.ca/VMfolkBook/ensemble.html) and other musicians who do not have a web site but fit within our goal of gathering Ukrainian classical and folk music under one roof.

Ukrainian immigrants to the United States and Canada maintain deep ethnic ties to the Ukraine and fellow Ukrainians. In states such as Illinois, Wisconsin, Minnesota, New York and Pennsylvania and in Canadian provinces such as Manitoba, Saskatchewan, Alberta and British Columbia, along with parts of Ontario, descendents of ethnic Ukrainians continue to celebrate with Ukrainian music. For example, in Edmonton, Alberta, the Ukrainian Music Festival, (http://ukrainianmusicfestival.com/), now in its 34th year, is an integral part of the government-run Ukrainian Cultural Heritage Village (http://tprc.alberta.ca/museums/historicsiteslisting/ukrainianvillage/default.aspx).

Our Competition

Existing online competition

Competition will come from existing online companies that market their product offerings to classical music enthusiasts. Online music retailers such as Classical Net (http://www.classical.net/), Oxingale (http://www.oxingale.com/) and Naxos, the mass marketing music web store, (http://www.naxos.com/), offer classical music to their customers, but none of them specialize in Ukrainian music.

Direct Competition

The closest group of direct competitors who offer Ukrainian music comes from Ukrainian cultural groups that are already offering CDs and music track downloads to online customers. Our market research has indicated that these online companies lack depth of content and have limited available inventory. This suggests that these companies may have limited financial resources and thus be unable to sustain an online business enterprise. One of our goals is to offer to work in collaboration with these organizations, and together gather and offer a large collection of Ukrainian music that has up to this point in time not been available from any one source. The investment in our online business will serve as a focal point for discussion as we offer to pool together modest resources to from a more substantial business enterprise.

Examples of entities that already have online initiatives include:

● Ukrainian Music and Gifts - www.ukrainianmusic.net/

This Company offers a variety of Ukrainian goods and services including 799 music CDs and audiocassettes, but not individual music tracks. They also offer Ukrainian art work, literature, sports jerseys of players from the Ukrainian national men’s soccer team, other sports souvenirs, DVD’s and Ukrainian Christmas decorations. The web site features a stats counter showing the following: 5,556,499 hits since Friday, May 9, 2003 (as of August 21, 2007).

● Kiev Symphony Orchestra and Chorus - http://www.kievsymphony.com /

The most accomplished of all Ukrainian classical music performing groups, the KSOC was founded in 1993 and has toured extensively on the international music scene. The KSOC has over 150 recordings already available in their own online e-Store. As with most musicians, they appear to be more interested in performing than marketing their works, as suggested by the format of their e-Store that features their 2002 tour recordings at the top of their list of currently available digital recordings.

● Kyiv State Orchestra of Ukrainian Folk Instruments - http://home.att.net/~bandura.ca/VMfolkBook/ensemble.html

This appears to be a state run web site that is not kept up to date.

● The Ukrainian Bandurist Chorus - www.bandura.org/recordings.htm

A private organization that offers nine CDs of their music. Here is an example of a small group of Ukrainian musicians that has managed to produce a web site but does not have the resources to keep it updated. By working closely with this group and others that do not even have a web site, we hope to be able to consolidate their musical products into our web site that will have the resources to do the marketing on behalf of many Ukrainian musicians.

● Ukrainian Music Festival http://ukrainianmusicfestival.com

The web site for the Ukrainian Music Festival is run by a Canadian group located in  Toronto, Ontario. The festival itself began in 1970 and has developed into a long-standing  tradition in Canada’s cultural events calendar. However, the most recent update to the web site was done in the summer of 2006 with no details about the 2007 festival. Under the "What’s New" heading, the organization posted a series of comments about an upgrade to their internet site (http://ukrainianmusicfestival.com/newsnew.htm) including the arrival of a new online database service. That note was posted in 2006; however, as of October 2007, no changes have been forthcoming. Other factors appear to be constraining this organization from moving forward with the creation and delivery of an online database, a similar concept to what we propose to do with our business. Unfortunately for Ukrainian music lovers, the ambitious plans for the Ukrainian Music Festival have not been advanced. We plan to attempt to make contact with the Ukrainian Music Festival to explore ways of working together. If they have begun to develop a collection of rare and hard-to-find Ukrainian music, then we would be interested in exploring a business relationship with them.

Our Competitive Advantage

The most significant competitive advantage that we believe we have is our ability to pull together Ukrainian musicians from around the world and offer their music from one central web site.

Our market research shows that there is no one group that is promoting the sale of Ukrainian classical music and classical folk music in today’s marketplace. We believe that we will be able to solicit and attract high quality classical and classical folk orchestras and musicians to sell their musical works through our online music store. We also believe that the internet has come of age as a business environment that allows for niche market initiatives like ours to be able to prosper.

Our Products and Services

We plan to develop an online music store for both Ukrainian classical music and Ukrainian folk music. Initially, we plan to obtain exclusive marketing rights to the musical works of the Kiev Philharmonic Orchestra. In addition, we plan to develop a dynamic collection of Ukrainian classical and folk music from other orchestras and musicians based around the world. We have held preliminary discussions with several groups of Ukrainian musicians who have indicated that they are willing to have their works sold through our online music store. The performances of local Ukrainian musicians will be combined with the musical recordings of Ukrainian classical works performed outside of the Ukraine. Together, we hope that our online music store will become a virtual repository celebrating the classical Ukrainian musical heritage.

With regard to our CD collection, we plan to produce our own CDs of the musical works of those musicians with whom we will have exclusive relationships. The cost of producing CDs in large quantities is fairly inexpensive. Being able to supply regional distributors and customers with high quality CDs will be an integral part of gaining repeat customers. The following table presents the cost of replicating CDs:

Bulk CD Replication
Silkscreen or Offset
1,000 Discs	$0.45 ea
2,500 Discs	$0.39 ea
5,000 Discs	$0.34 ea
10,000 Discs	$0.29 ea
25,000 Discs	$0.26 ea

Data shown in the table above is from Pro Action Media, a US company that replicates CDs.
(http://www.proactionmedia.com/cd_replication.htm?source=google&gclid=CPP24Pywk40CFRDaYgod4lnhpQ).

Our Website

We plan to offer our musician clients and customers an array of online facilities and choices, all available via our website.

Customers will be able to purchase from our Online Music Store complete CDs and individual tracks recorded in high quality WAV format for online downloading over the internet. Our goal is to have over 75 CD titles in inventory by the end of the first year following this offering, and to continue to grow and expand that number in subsequent years. We plan to produce our own CDs of music from the Kiev Philharmonic Orchestra. If we reach our goal of an inventory of 75 CDs, we anticipate an average of 10 songs per CD, for a total inventory of approximately 750 individual tracks of music available for downloading by our customers.

Orders for CDs will be shipped to our clients. Downloaded WAV files of individual music tracks will be monitored by our online database. We plan to use the PayPal payment system for all financial transaction processing.

● Music Categories We plan for our web site to feature a Music Categories section to assist our online visitors with quickly finding our musical offerings or simply to browse our collection. Some of the Music Categories will have sub-categories to better show the diversity of our collection. Depending on the online feedback we receive from web site visitors we may offer other musical categories as well, such as Bandura music or performances done on other unique Ukrainian musical instruments.

● Shopping Cart Feature We plan to offer our web site visitors an easy-to-use Shopping Cart feature similar to those used elsewhere. Our Online Music Store will feature our complete inventory of CDs and individual music tracks. When someone clicks on the Buy icon to make a purchase, he will be taken to a Shopping Cart window that will allow him to add and delete items from his selections. Once the choices are completed, on screen directions will move the customer to the Check Out portion of the Online Music Store where he will complete the transaction. All transactions will be completed using the PayPal payment system. Each customer will have an opportunity to opt-in to receive updates on new and/or related musical works, upcoming events, and promotions. Once we have engaged a customer in a buying scenario, we plan to do our best to keep in touch and give them a reason to return. We plan to offer web site customers and web visitors opt-in Newsletters, music clips and other e-mail promotions.

● Editor’s Choice Awards We plan to include within our Online Music Store a list of CDs that will have been reviewed by our music reviewers, including CDs that will be awarded Editor’s Choice Awards. We intend for our Company’s Directors to perform the task of music reviewers and to publish reviews of our musical offerings. We plan to award an Editor’s Choice Award periodically in recognition of outstanding achievement by our performing artists.

● Top 10 Bestsellers We plan to create a separate chart that will track the Top 10 Bestsellers and feature continuous updates. At first, we intend for these updates to appear once a month, then moving to bi-monthly, and eventually to weekly updates, depending on the level of activity.

● Just Arrived As new content becomes available, we plan to highlight those CDs to web visitors in our Just Arrived section. Web site visitors will be able to read our notes about the CD, who is performing, the name of the musical group, and the conductor’s name for orchestral performances.

● Webcast Concerts In an effort to distinguish ourselves from the competition, we plan to host a webcast concert once every three months. An online questionnaire featured on the home page of our web site will offer our web visitors several choices to choose from for the planned concerts. We intend to encourage our web visitors to complete our online questionnaires by offering them free concerts in exchange. Depending on the responses to our questionnaires, we may alternate between traditional classical performances and classical folk performances. We hope that this quarterly initiative will help drive traffic to our web site and help promote the work of the presenting artists. Depending on the level of response, we may adjust the frequency of our free online concerts and adapt them to suit a Podcast for downloading to a cell phone. The Podcast delivery format will not be available until year two following this offering, at the earliest.

● Musicians Portal This portal will be the primary point of contact between artists and our Company. Musicians and/or the designated representative for larger groups of musicians will be able to register with the Company online. In this password protected area, the artists will be able to have online communication with us with regard to our selling their music, as well as with regard to the following topics:

Registering as a musician or group
Accessing Submission Guidelines
Submitting music tracks or CDs for publication and sale
Communicating with the Music Review Staff
Checking account status and order history
Shipping & Returns
Availability Status
Conversion Process
Royalty payments

● Administrative Portal Musicians use a number of different formats when submitting their music. We plan for our Administrative Portal to accommodate the WAV file audio format. In the future we will examine the possibility of expanding to other audio music file formats such as mp3 and mp4.

● Musicians in Profile We plan to offer a background story about selected musicians who have submitted interesting musical pieces as a way to publicize these musicians in our online community. Sharing this kind of information will help to bring a personal touch to our business and hopefully encourage other musicians to contribute. This tactic is commonly used to help bridge the gap between established musicians and new musical artists, and will hopefully offer our web visitors a broader classical music experience when they visit our website.

● Transaction Portal We plan to use the PayPal (www.paypal.com/) infrastructure to facilitate a quick and reliable payment system. All financial transactions will be processed through PayPal. Musicians will be required to set up their own merchant account and customers will be directed to a PayPal window in our Online Music Store. The PayPal system will permit the Company to accept credit cards online and to make payments by phone, fax, or mail. Using the PayPal system will enable us to collect money through a recognized and secure payment firm while tracking all music orders. The simplicity of creating and maintaining a PayPal merchant account provides us with a high level of assurance for the timely receipt of funds and consistent record keeping. Once musicians set up a Merchant Account, the Company will be able to make royalty payments to them in 190 countries around the world.

Website/Product Development

We have nearly completed a beta version of our information website. We plan to enhance the information on our website so that we can begin to build brand name recognition. In order to limit our development costs, we intend to contract out the development of the administrative sections of our website to offshore website developers. While the website development is underway, management will be working to enhance their international network of contacts in the Ukrainian music community. The level of financing we are able to raise will determine the extent of our website development.

We plan to retain a web development contractor to be responsible for the development of the website. Management will supervise the web development process to ensure quality control and the achievement of pre-established timelines for completion.

We plan to commence the development of our website as soon as sufficient funding has been secured. Our development tasks and the approximate time to complete these tasks are set out below:

•
Selection of Software Development Contractor: We will commence with the selection of one or more contractors to develop our website and associated databases and administrative functions. We will prepare a request for quotations (RFQ) that will be sent to several contractors. Our selection will be based on price, experience, ability to meet deadlines and stay within budget, and track record. Mr. Hornostai has identified several contractors qualified to perform this job. We expect the selection process to take one month.

•
Specifications and high-level design: We expect that we will complete specifications for the product and finish high-level design two months after the selection of a software contractor. This part of our design work will include the specifications for the different modules to be developed. Specifications and high level design will be an interactive process between our management and the software contractor.

•
Selection of a web hosting company: We expect to be evaluating several web hosting companies to host our web site. We will select a company that can provide robust services including mySQL database and PhP programming language (both of these are open source programs). We will be using mySQL as the database to store customers, musicians and affiliate information and PhP as the programming language to develop our application. The web hosting company will be expected to fulfill our other technical requirements, including performing daily file back-ups and having an emergency recovery plan in place.

•
Design of Web Interfaces: The usability of our web site and its visual appeal are very important to the success of our internet-based services. We will hire a web interface designer to work with our Directors on the layout of the web pages and to optimize how the web pages interact with the user. We expect that this will take one month to complete.

•	Database Development: Database development will commence immediately after the completion of the detailed specifications. We anticipate that this task will take one month.

•
General Portal Development: We plan to develop our web site to contain the Online Music Store where customers can browse for CDs or individual music tracks, review the list of Best Sellers and our Editor’s Choice selections. This part of the web site will include the shopping cart functions that let web visitors buy our products (see below). The portal will also have a section for musicians, including Submission Guidelines on how to become a published musician or musical group on our web site. A prospective musician will be able to register with us and set up a profile. When a musician or musical group chooses to submit a musical work to us for our approval, the musical work will be sent to our Music Review Staff for review. Upon approval, the Music Review Staff will email the musician a confirmation and proceed to handle other administrative details such as asking the musician to set the sticker price for his CD. The portal will also contain a section for Frequently Asked Questions (FAQs) from customers, musicians and re-sellers. We expect that this task will take four months to complete.

•
Shopping Cart/Payment Module Development: Shopping carts are widely available and we expect that we will use an existing one. Some shopping carts are commercially sold and others are free from shareware web sites, available as an open source product. For example, the Quick.Cart - freeware shopping cart is one such product found at (http://www.hotscripts.com/Detailed/44473.html). We plan to integrate whichever shopping cart software we select with the Paypal payment system. We have chosen Paypal to act as our credit card merchant. Paypal is a financial company that accepts and clears all customer credit card payments on behalf of participating merchants. Paypal fees for merchant services are as follows:

Monthly $ Volume of Sales Through Paypal	Fee Per Transaction
0 - 3,000	2.9% + $0.55
3,000 - 12,000	2.5% + $0.55
12,000-125,000	2.2% + $0.55
> 125,000	1.9% + $0.55

There are no short or long term contracts or obligations associated with the use of PayPal. Each musician or musical group and Affiliate (referrer) must establish a Paypal merchant account in order to be able to receive payment. We expect that the user portal will take 30 days to finish. When a web site visitor decides to make a purchase, he must create a user or a customer account with us which will be protected by a password of his choice. After he creates the account, he will be able to proceed to make the payment for his musical selection(s). Once we receive payment confirmation from Paypal, the customer is taken to the main area of the customer account web page where he will have a listing of the musical works he bought. The next time the customer wishes to make a purchase, he will not need to create a new account but simply login to his existing account.

•
User/Customer Portal Development: For customers to be able to make a purchase from us, they must create a user account. This account will enable access to their portal which is a private space for them. This portal will contain information about the customer such as email (which will also double as username) and password. In case a customer loses his password, he will be able to continue by requesting that a temporary password be sent to his email on file. The portal will have a listing of music purchased by customers and provide the customer with the capability to download individual music tracks or prompt the customer to post his shipping address for purchases of CDs. Customers will be able to download these music tracks for a maximum of one week and five downloads to allow for interruptions and incomplete downloads that may occur. We expect that this task will take half a month to complete.

•
Musician Portal Development: Each musical group or musician begins by completing the online registration form. Once he has been approved, a musician portal will be automatically created for that musician. Inside the portal, a musician will have tools to submit musical works or CDs for approval, review the status of the musical works (waiting for review, under review, approved/declined) and notes/questions appended by our Music Review Staff (initially our Directors). The musicians will be able to correspond with our Music Review Staff, review information about the number of downloads of their music, whether purchases were made by new or repeat customers, the amount of royalty payments owing to the musicians, and the history of royalty payments made to the musicians. We expect that this task will take one month.

•
Music Review Staff Portal Development: When a musical work is submitted, it will appear in the Music Review Staff portal (initially our Directors will fill the roles of music reviewers). A Music Review Staff person will be able to select a musical work for review, to append notes to the files and have online discussions with the musician. All communications between the musician and the Music Review Staff will occur within this portal. We expect that this will take one month to develop.

•
Administrative Portal Development: This portal will cover a wide range of administrative functions. These include the ability to review sales figures and their details, customer purchases by music category, submissions and musical works approved. It will also include the ability to refund a customer, extend the number of days and the number of times a customer may download a music track, and suspend a customer or a musician account. The Administrative Portal will also include multiple reporting functions. We expect that this module will take one month to develop.

•
Digital Rights Management Module: We will be investigating methods to prevent the copying and exchange of copies of our individual music tracks between multiple persons. This protects the intellectual property of our musicians and our revenue stream. We expect that this will cost $5,200 to implement using Microsoft and Adobe Digital Rights Management. Using a digital rights management module, however, will limit the file formats that we may be able to use to deliver our musical offerings to our customer to those supported by Adobe and Microsoft. Nevertheless, considering the potential loss of revenue that we may suffer if copying is not prevented, we have decided that installing the Digital Rights Management module would be in the best long term interest of the Company. We expect that this module will take one month to develop.

Marketing & Sales Strategy

Search Engines and Affiliate Program

Our marketing strategy will take a three-pronged approach. One prong will focus on using internet search engines such as Google (http://google.com) to drive traffic to our own web site through web advertising. The second prong of our marketing strategy will be to develop an Affiliates Program. The Affiliates Program will be targeted at online and traditional retail music resellers who will help to drive traffic to our web site. We expect that each member of our Affiliates Program will have a link to our web site in a high profile location on its own web site that will link to the home page of our web site or to a dedicated web page for CD’s or musical tracks that we publish. The third prong of our marketing strategy will focus on developing regional distributors that already sell Ukrainian cultural products.

Cost Per Click (CPC) Advertising

A CPC advertising campaign will provide us with flexibility while controlling costs on a month-to-month basis. We will be able to design our own ads, select target locations, such as a city or state, province or country and use keywords in our online advertisements. A keyword is one that is used by an internet user who is doing an online search to find out information on a specific topic. The CPC advertising campaign is a time-tested marketing technique that has brought consistent results to many other internet-based companies.

According to an online report published May 1, 2007 by Dave LaLonde, Senior Vice President and Search Engine Optimizer for Auto Credit Express, the CPC advertising model is one of the most revolutionary forms of advertising (http://www.autocreditexpress.net/resources/articles/070501-caijdgab/). CPC advertising has many advantages over traditional advertising media such as print, radio, television, and direct mail for the following reasons:

● There are no long term contracts.

● You can start or stop your campaigns at any time.

● There are no spending requirements.

● You are charged only when a web surfer clicks on your ad.

● You do not have to purchase additional software to track you campaigns.

● You can edit your ads and adjust your budget in real time until you get the results you want.

● There are no production costs.

● You don’t need an ad agency to setup the campaign

Google and other online search engines have their own CPC advertising programs. We intend to focus on Google (adwords) with our primary marketing campaigns. The Google web site is the largest online search engine and we believe that we will get maximum return for our online ads by using Google.

We believe that this strategy offers us the greatest potential for marketing exposure among internet users. With CPC advertising, we pay only for the number of actual clicks on our advertisement. Each time someone clicks on our Google ad they will be redirected to our web site. A CPC-based advertising strategy is cost effective because an advertiser pays only for the leads they receive. That translates into a continuous monitoring process to count the actual number of clicks through from the advertisement to our own web page. Once the web visitor has entered our web site, we have an opportunity to make a first and hopefully a lasting impression by introducing our products and services. The process is a little different using Yahoo Adwords, but the end result will have the same type of effect of driving more web traffic to our web site. According to Business Nation (www.businessnation.com), over 80% of people start with a search engine when they need to find specific information online.

We believe that building our brand name will take time. We intend for a CPC marketing campaign to serve as an important part of our long term marketing strategy that will put our Company name in front of classical music consumers.

The Ukrainian Community

Other activities designed to help build brand name include marketing to the international Ukrainian community and building a strong grass-roots network of contacts in the United States and Canada. We plan to develop relationships with Ukrainian festivals, cultural events, touring musicians, radio stations that play Ukrainian music, Ukrainian cultural centers, and related cultural groups.

Regional Distributors

We intend to search out qualified organizations that will work with us as Regional Distributors. As such we have developed a checklist of criteria that we are looking for:

1. Already involved in selling to the Ukrainian community.

2. Limited to a designated geographic area, i.e., a State, Province, or Country.

3. Willing to commit to a minimum of 100 CDs in Year One.

Based on prior discussions, we see a number of different organizations being interested in working with us as Regional Distributors, including travel tour group operators, symphony orchestras, annual Ukrainian festivals, related special events, and other organizations that have an ongoing interest in marketing to the ethnic Ukrainian and classical music community. These organizations cater to the Ukrainian community and those who want to enjoy the Ukrainian culture. In many cases they have newsletters that offer us an opportunity to advertise a direct link to our web site.

Cross-Marketing

We plan to pay particular attention to the efforts of touring Ukrainian musical groups, and to investigate ways in which we may support them. One idea we are considering is to have a dedicated section of our web site set aside to promote live performances by musicians and musical groups that have registered with us. This type of strategic partnership is the kind of initiative that we can do with a number of Ukrainian groups around the world at a low cost to ourselves while helping to promote their activities. We believe that a strong interest in Ukrainian cultural events and performances will lead to more interest in our business in the long run.

Affiliates Program

In the music industry, it is common practice to develop strategic relationships with retailers. Ten years ago that would have meant retail stores for walk-in customers. In our age of e-commerce, we will focus on online resellers of classical music. Our Affiliates Program will involve making CD titles and individual tracks available to online music stores who take orders from customers in return for a predetermined commission. Many music publishers have this type of a working relationship with online distributors, including Naxos, the premier company in the online music retailing business (http://www.naxos.com/). We plan to launch our Affiliates Program in approximately six months and approach all prominent online music retailers, including Naxos, about being part of our Affiliates Program.

Interesting Content

Continuous updates to the home page of our web site will encourage web visitors to return. If web visitors find interesting content on our website, they will stay longer on each visit and tell their friends too. Our marketing campaign will monitor daily statistics and track favorite topics in order to get in synch with our internet audience. Being able to update the home page is an integral part of our branding strategy to keep a fresh look to the web site and to encourage web visitors to return to our site. As we grow the business we hope to gain brand name recognition from the combination of our online advertising and the updates featured on the home page of our website.

Promoting the Website

Management will work with the web site development contractor to come up with a series of meta-tags for each page of the web site. Meta-tags are keywords that are added to a web page to make it easier to find specific web page by search engines, web browser software and other applications. Our web site will use keywords like Ukrainian, classical music, folk music, bandura, symphony, orchestra, concerto, soloist and other words that refer to classical music. Search engines like Google and Yahoo are designed to seek out these keywords when someone is doing an internet search for a specific topic. By including meta-tags such as classical music, Ukrainian, folk music and others, we will be able to help drive more traffic to our web site.

Another tactic we plan to use will be promoting our own web seminars to enhance our rankings on the search engine results. We plan to use a series of in-house press releases to the media to provide the details including date, times and sign up instructions to attend free web seminars. In the first year, our goal will be to create brand awareness while we are developing the various sections of our web site. Offering free online web seminars is one of the options we may use. For example, a monthly series of How-To-Create New Classical Music may become a focal point of our online advertising campaign. This strategy will serve a dual purpose of raising our brand name awareness by encouraging people to visit our web site and provide us with opportunities to talk directly to potential customers. The free web seminars will help us to leverage our investment in the web site and get the maximum benefit from our advertising dollars. By Year 2 following the offering, we plan to organize our first CE Entertainment Music Awards and promote this as a media worthy event. The publicity will help earn attention and increase web traffic and engage more potential customers. Our management team will work towards becoming known as a reliable source of information about Ukrainian classical and classical folk music.

Revenue Model

CD Collection

We plan to offer our CD inventory for sale at prices ranging from $7.95 to $12.95, depending on the content and the musician or musical group. A CD from the Kiev Philharmonic Orchestra containing 12 performances will have a higher market value than those of less accomplished musicians. Over time, the market will dictate the appropriate price tag for each CD. Setting the initial price for a CD will be left up to the musician. We plan to offer guidance by directing them to other classical music web sites that offer comparable CDs.

By the end of year two following the offering we hope to have over 350 CDs in our inventory, with plans to double the size of our collection in year three. Our goal at the time of the launch of the web site is to have at least 75 CDs and over 750 single music tracks available to our customers.

Music Track Downloads

The current market rate to download one music track from industry leader iTunes/Apple is $1.79 per track. We plan to monitor the price levels in the market on an ongoing basis and plan to offer a competitive price for our own collection of songs.

Revenue Split

The revenue from sales will be split between Affiliates, the Company and musicians on a pre-defined formula. When there is a direct sale of music from the web site, the musician will receive 33% and the Company will retain 67% of the revenue. When an Affiliate refers someone to our web site who makes a subsequent purchase, the Affiliate will earn a 33% commission, the musician will receive 33% and the Company will retain 34%. Regional Distributors will be offered volume discounts depending on the size of their order, with 50 CDs being the minimum order quantity.

Sources and Availability of Products and Supplies

We will compete directly with other recorded music companies, including the major recorded music stores, which distribute classical music, as well as with other record companies for signing artists and acquiring music catalogs.  The availability of music products for sale by us to our potential customers will be affected by our ability to sign and retain numerous music artists and other sources of music rights.

Dependence on One or a Few Major Customers

The nature of the products to be sold through our online music store does not mandate any dependence on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. We are developing our website and intend to protect our software developments with copyright and trade secrecy laws. Beyond our trade name and our website developments, we do not hold any other intellectual property.

Existing or Probable Government Regulations

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business, or otherwise have a harmful effect on our business. To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

•	Sales and other taxes;

•	User privacy;

•	Pricing controls;

•	Characteristics and quality of products and services;

•	Consumer protection;

•	Copyright, trademark and patent infringement; and/or

•	Other claims based on the nature and content of internet materials.

These new laws may have an impact on our ability to market our services in accordance with our business plan.

Research and Development Activities and Costs

We have incurred costs to date and have plans to undertake additional research and development activities during the first year of operation. For a detailed description see "Plan of Operation".

Employees

We have commenced only limited operations; therefore, we have no employees. Our officers and Directors provide service to us on an as-needed basis. After we commence full operations, we will most probably need to hire full-time management, sales and administrative support staff. For a detailed description see "Plan of Operation".

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we filed with the SEC a registration statement on Form SB-2 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate offices at 601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101. We pay monthly rent of $175 for use of the US corporate offices. This space is sufficient until we commence full operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 6 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have developed our interactive web site, created an online inventory of music CDs, and are able to offer music tracks for sale in downloadable fashion. Accordingly, we must raise cash from sources other than our operations in order to implement our sales and marketing plan.

In our management's opinion this is a good time to take advantage of the popularity of classical music and the distribution platform afforded by the internet. However, if we are unable to procure the necessary funding to complete our website development and market our music store, or if we are unable to generate revenues in the future for any reason, or if we are unable to make a reasonable profit in the future, we may have to suspend or cease operations, unless we are able to raise additional capital. At the present time, we have not made any arrangements to raise additional cash.

Plan of Operation

Our specific goal is to outsource the development of our website and to launch our marketing plan. Initially, we plan to commence marketing of our online music store using the Google CPC advertising program.

We will also distribute our online inventory of music CDs through our website and third party websites that sell complementary classical music. Third party websites will be compensated at predetermined commission rates for their sales of our music products.

Expenditures

The following chart provides an itemization of our budgeted expenditures utilizing our currently available funds over the next 12 months:

Legal / Accounting	$7,000
Transfer Agent	2,500
Corporate Design and Material	1,200
Marketing	7,500
Web Site Development	18,500
Web Hosting	1,200
Telephone	1,700
Customer Support	4,500
Office Rental	2,400
Office Supplies	1,600
Miscellaneous Admin.	1,900
Total Expenses	$50,000

MILESTONES

Outlined below is a chronological itemization of the milestones that we intend to achieve over the next twelve months.

First Quarter - November 2007 to January 2008

During the first three months following the offering, we plan to:

•	Search for and hire an independent website developer and web hosting company

•	Design the specifications for the website and associated modules

•	Hire a web interface designer and complete web interface design

•	Commence database development upon completion of high level design

•	Upgrade content on our "information only" website

•	Obtain and move into a shared office space and purchase office supplies

•	Enter into an exclusive marketing agreement with the Kiev Philharmonic Orchestra

•	Initiate contacts with musicians

•	Initiate development of our corporate and marketing materials

Website development: In the First Quarter we will commence our e-commerce website development following the hiring of an independent website developer. In addition, we will continue to update and upgrade the content on our "information only" website.

Marketing activities: In the First Quarter we intend to rent space in a shared office building and to begin our operating and marketing activities from this office. We intend to conduct initial contacts with musicians, including executing an exclusive marketing agreement with the Kiev Philharmonic Orchestra.

Second Quarter - February to April 2008

During the second three-month period, we expect to achieve the following:

•	Commence work on general portal development including our Online Music Store

•	Develop the Shopping Cart Payment Module with PayPal system

•	Develop the User/Customer Portal

•	Develop the Musicians Portal

•	Develop the Music Review Staff Portal

•	Test the uploading and downloading of CD’s and music tracks

•	Negotiate with musicians

•	Continue development of Administrative Portal - develop password security

•	Initiate development of Affiliates Program

•	Initiate Google CPC advertising campaign to attract musicians and interest in our e-commerce website following content development for the Google ads.

Website development: In the Second Quarter we intend to develop our portals, including the administrative portal, and plan to test the uploading and downloading of CD's and music tracks on our website.

Marketing activities: In the Second Quarter we intend to initiate negotiations with musicians and to initiate development of affiliate programs with third parties.

Third Quarter - May to July 2008

During the third three-month period, we expect to perform the following:

•	Continue website testing

•	Continue development of Administrative Portal

•	Evaluate click-through advertising campaign on Google; increase ads

•	Begin accepting and uploading original musical works

•	Develop a Featured Musician profile template

•	Complete development of Musician's portal

•	Develop website inventory system

•	Develop customer e-commerce area of website for online music orders

•	Solicit resellers for our Affiliates Program in the US and Canada

Website development: In the Third Quarter we intend to continue testing our website and to develop our portals, including the Musician's portal.

Marketing activities: In the Third Quarter we intend to actively solicit resellers for our Affiliates Program in the US and Canada.

Fourth Quarter - August to October 2008

During the fourth three-month period, we expect to perform the following:

•	Complete development and launch the website

•	Install Digital Rights Management module and add other enhanced services to the website

•	Promote launch of our online music store in Google & Yahoo ads

•	Hire one customer support staff person in month ten

•	Continue to solicit resellers for our Affiliates Program

•	Interview for first sales staff position

•	Select and promote Year One Editor’s Choice Awards

Website development: In the Fourth Quarter we expect that the website development will be completed. If we can afford it, we intend to install the Digital Rights Management module and add other enhanced services to the website.

Marketing activities: In the Fourth Quarter we intend to actively initiate our marketing activities by actively seeking a salesperson and hiring a customer staff person.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On January 30, 2007, pursuant to the terms of a subscription agreement we sold 700,000 shares of our common stock to Alexander Hornostai, our Secretary and Treasurer and Director, for cash payment to us of $7,000. We believe this issuance was exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Alexander Hornostai who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On January 30, 2007, pursuant to the terms of a subscription agreement we sold 600,000 shares of our common stock to Mr. George Daschko, our President, and Director, for cash payment to us of $6,000. We believe this issuance was exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. George Daschko who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Our officers and Directors may be considered promoters of C.E. Entertainment, Inc. due to their participation in and management of the business of the Company since its incorporation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Market Information

There is no public market for our common stock.

We have issued 2,060,000 common shares since the Company’s inception on January 30, 2007, all of which are restricted shares. See “Certain Relationships and Related Transactions” above regarding 1,300,000 of said shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had forty holders of record for our common shares as of October 31, 2007.

Dividends

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Rule 144

As of October 31, 2007, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal 20,600 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not one of the Company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Pay-outs
Name and Principal Position	Year(1)	Salary	Bonus	Other	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
George Daschko President and Director	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Alexander Hornostai Secretary, Treasurer and Director	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)  We were incorporated on January 30, 2007.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Davis Accounting Group P.C. are our auditors. There have not been any disagreements with our auditors on accounting and financial disclosure or any other matter.

C.E. ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS
JULY 31, 2007

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of C.E. Entertainment, Inc.:

We have audited the accompanying balance sheet of C.E. Entertainment, Inc. (a Nevada corporation in the development stage) as of July 31, 2007, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period ended July 31, 2007, and from inception (January 30, 2007) through July 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C.E. Entertainment, Inc. as of July 31, 2007, and the results of its operations and its cash flows for the period ended July 31, 2007, and from inception (January 30, 2007) through July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
October 26, 2007.

C.E. ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF JULY 31, 2007

2007
ASSETS
Current Assets:
Cash in bank	$46,824
Prepaid expenses	1,750
Total current assets	48,574
Total Assets	$48,574

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued liabilities	$13,750
Total current liabilities	13,750
Total liabilities	13,750
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.001 per share, 500,000,000 shares authorized; 2,060,000 shares issued and outstanding	2,060
Additional paid-in capital	48,940
(Deficit) accumulated during the development stage	(16,176)
Total stockholders' equity	34,824
Total Liabilities and Stockholders' Equity	$48,574

The accompanying notes to financial statements
are an integral part of this balance sheet.

C.E. ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED JULY 31, 2007, AND
CUMULATIVE FROM INCEPTION (JANUARY 30, 2007)
THROUGH JULY 31, 2007

	Period Ended	Cumulative
	July 31,	From
	2007	Inception

Revenues	$-	$-
Expenses:
General and administrative -
Legal fees	10,000	10,000
Audit fees	3,750	3,750
Organization costs	1,000	1,000
Rent expense	741	741
Bank fees	685	685
Total general and administrative expenses	16,176	16,176
(Loss) from Operations	(16,176)	(16,176)
Other Income (Expense)	-	-
Provision for income taxes	-	-
Net (Loss)	$(16,176)	$(16,176)
(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	1,935,410

The accompanying notes to financial statements are
an integral part of these statements.

C.E. ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (NOTE 2)
FOR THE PERIOD FROM INCEPTION (JANUARY 30, 2007)
THROUGH JULY 31, 2007

				(Deficit)
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Totals
Balance - January 30,2007	-	$-	$-	$-	$-
Common stock issued to Directors for cash	1,300,000	1,300	11,700	-	13,000
Common stock issued for cash	760,000	760	37,240		38,000
Net (loss) for the period	-	-	-	(16,176)	(16,176)
Balance - July 31, 2007	2,060,000	$2,060	$48,940	$(16,176)	$34,824

The accompanying notes to financial statements are
an integral part of this statement.

C.E. ENTERTAINMENT, INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED JULY 31, 2007, AND
CUMULATIVE FROM INCEPTION (JANUARY 30, 2007)
THROUGH JULY 31, 2007

	Period Ended	Cumulative
	July 31,	From
	2007	Inception

Operating Activities:
Net (loss)	$(16,176)	$(16,176)

Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in assets and liabiliites-
Prepaid expenses	(1,750)	(1,750)
Accured liabilities	13,750	13,750
Net Cash (Used in) Operating Activities	(4,176)	(4,176)
Investing Activities:
Cash provided by investing activities	-	-
Net Cash Provided by Investing Activities	-	-
Financing Activities:
Issuance of common stock for cash	51,000	51,000
Net Cash Provided by Financing Activities	51,000	51,000
Net Increase in Cash	46,824	46,824
Cash - Beginning of Period	-	-
Cash - End of Period	$46,824	$46,824
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these statements.

C.E. ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

(1) Summary of Significant Accounting Policies

General Organization and Business

C.E. Entertainment, Inc. (“C.E. Entertainment” or the “Company”) is a Nevada corporation in the development stage. The Company was incorporated under the laws of the State of Nevada on January 30, 2007. CE Entertainment is engaged in the sales and marketing of Ukrainian classical music. The Company is in the process of developing a compact disc of original Ukrainian titles, including symphony and folk music, for worldwide distribution. The accompanying financial statements of C.E. Entertainment were prepared from the accounts of the Company under the accrual basis of accounting.

In addition, in February 2007, the Company commenced a capital formation activity through a Private Placement Offering (“PPO”), exempt from registration under the Securities Act of 1933, to raise up to $38,000 through the issuance 760,000 shares of its common stock, par value $0.001 per share, at an offering price of $0.05 per share. As of July 31, 2007, the Company closed the PPO and received proceeds of $38,000. The Company also commenced an activity to effect a Registration Statement on Form SB-2 with the Securities and Exchange Commission (“SEC”) to register 760,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended July 31, 2007.

C.E. ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

 Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of July 31, 2007, the carrying value of accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

 Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

 Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of July 31, 2007, and expenses for the periods ended July 31, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

C.E. ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

 Fiscal Year End

The Company has adopted a fiscal year end of July 31.

(2) Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The business plan of the Company is to sell and market classical Ukrainian music through an online internet store.

During the period ended July 31, 2007, the Company was organized and incorporated, received initial working capital through the issuance of common stock to Directors and officers at par value for cash proceeds of $13,000, and completed a capital formation activity to raise up to $38,000 from the sale of 760,000 shares of common stock through a PPO to various stockholders. Currently, the Company is preparing a Registration Statement on Form SB-2 which it intends to file with the SEC to register 760,000 shares of its common stock for selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to commence operations.

While management of the Company believes that the Company will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and sale of its planned product, or will be able to generate sufficient revenues to sustain the operations of the Company.

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred an operating loss since inception and the cash resources of the Company are insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Common Stock

On January 30, 2007, the Company issued 1,300,000 shares of common stock valued at a price of $0.01 per share to Directors and officers for cash proceeds of $13,000.

In February 2007, the Company commenced a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $38,000 through the issuance 760,000 of its common stock, par value $0.001 per share, at an offering price of $0.05 per share. As of July 31, 2007, the Company fully subscribed the PPO, and received proceeds of $38,000. The Company accepted subscriptions from 38 foreign, non-affiliated investors.

C.E. ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

In addition, the Company is preparing a Registration Statement on Form SB-2 which it intends to file with the SEC to register 760,000 shares of its common stock for selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of October 26, 2007, the Company had not yet filed the Registration Statement on Form SB-2 with the SEC. The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to commence operations.

(4) Income Taxes

The provision (benefit) for income taxes for the period ended July 31, 2007, was as follows (assuming a 15% effective tax rate):

2007
Current Tax Provision:
Federal-Taxable income	$-
Total current tax provision	$-
Deferred Tax Provision:
Federal-Loss carryforwards	$2,426
Change in valuation allowance	(2,426)
Total deferred tax provision	$-

The Company had deferred income tax assets as of July 31, 2007, as follows:

2007
Loss carryforwards	$2,426
Less - Valuation allowance	(2,426)
Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended July 31, 2007, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of July 31, 2007, the Company had approximately $16,150 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2027.

(5) Related Party Transactions

As described in Note 3, in January 2007, the company issued 1,300,000 shares of common stock to Directors and officers of the Company for cash proceeds of $13,000.

C.E. ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

(6) Recent Accounting Pronouncements

In June 2006, the FASB issued SFAS Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this Interpretation is adopted. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including An Amendment of FASB Statement No. 115," which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not believe that this pronouncement will have a material impact on its financial statements.

C.E. ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

(7) Commitments and Contingencies

In May, 2007, the Company entered into a virtual rent agreement with an unrelated party for the period of one year. The operating lease period is from June 2007 through May 2008, at a monthly lease rate of $175. On May 25, 2007, the Company prepaid the operating lease obligation. As such, the Company has recorded lease expense through July 31, 2007, of $350, plus initial setup fees of $391 and prepaid rent of $1,750.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our Directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$3.50
Legal, accounting fees and expenses	$20,000

Total	$20,003.50

Recent Sales of Unregistered Securities

Since inception, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D or Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

During the time period beginning in February 2007 and ending on July 31, 2007, we issued and sold 760,000 shares of our common stock to our non-US seed capital investors at a purchase price of $0.05 per share, without registering the shares with the Securities and Exchange Commission. We completed this offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-U.S. person as defined in Regulation S. We did not engage in distribution of these offerings in the United States.

On January 30, 2007, pursuant to the terms of a subscription agreement we sold 700,000 shares of our common stock to Mr. Alexander Hornostai, our Secretary, Treasurer, and Director, for cash payment to us of $7,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Alexander Hornostai who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On January 30, 2007, pursuant to the terms of a subscription agreement we sold 600,000 shares of our common stock to Mr. George Daschko, our President and Director, for cash payment to us of $6,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. George Daschko who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant. [Incorporated by reference to Exhibit 3.1 to Registrant's registration statement on Form SB-2 filed on November 7, 2007]

3.2	Bylaws of Registrant. [Incorporated by reference to Exhibit 3.2 to Registrant's registration statement on Form SB-2 filed on November 7, 2007]

4.1	Specimen Common Stock certificate. [Incorporated by reference to Exhibit 4.1 to Registrant's registration statement on Form SB-2 filed on November 7, 2007]

5.1
Opinion of SRK Law Offices regarding the legality of the securities being registered. [Incorporated by reference to Exhibit 5.1 to Registrant's registration statement on Form SB-2 filed on November 7, 2007]

23.1	Consent of Davis Accounting Group, P.C. (Attached)

23.2	Consent of Legal Counsel (incorporated in Exhibit 5.1). [Incorporated by reference to Exhibit 23.2 to Registrant's registration statement on Form SB-2 filed on November 7, 2007]

24.1
Power of Attorney (contained on the signature page of this registration statement). [Incorporated by reference to Exhibit 24.1 to Registrant's registration statement on Form SB-2 filed on November 7, 2007]

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

	(iii)	include any additional or changed material information on the plan of distribution.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, Canada on November 15, 2007.

C.E. ENTERTAINMENT, INC.

By:	/s/ George Daschko
Name: George Daschko
Title: President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: November 15, 2007	/s/ George Daschko
Name: George Daschko
Title: President and Director

Date: November 15, 2007	/s/ Alexander Hornostai
Name: Alexander Hornostai Title: Secretary, Treasurer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexander Hornostai and George Daschko, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Daschko	President and Director
George Daschko		November 7, 2007

/s/ Alexander Hornostai	Secretary, Treasurer, and Director
Alexander Hornostai		November 7, 2007